TRANSFER AGENCY AND SERVICE AGREEMENT


                                     BETWEEN

                                 WESTCORE TRUST

                                       AND

                       STATE STREET BANK AND TRUST COMPANY


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
                                                 TABLE OF CONTENTS
                                                                                                               Page

         1.       Terms of Appointment and Duties.................................................................1

         2.       Financial Intermediaries and Third Party Administrators for Defined
                  Contribution Plans..............................................................................3

         3.       Fees and Expenses...............................................................................5

         4.       Representations and Warranties of the Transfer Agent............................................6

         5.       Representations and Warranties of the Fund......................................................6

         6.       Wire Transfer Operating Guidelines..............................................................7

         7.       Data Access and Proprietary Information.........................................................8

         8.       Indemnification................................................................................10

         9.       Standard of Care...............................................................................11

         10.      Confidentiality ...............................................................................11

         11.      Covenants of the Fund and the Transfer Agent...................................................13

         12.      Termination of Agreement.......................................................................14

         13.      Assignment and Third Party Beneficiaries.......................................................15

         14.      Subcontractors.................................................................................15

         15.      Miscellaneous..................................................................................16

         16.      Additional Funds...............................................................................16

         17.      Limitations of Liability of the Trustees and Shareholders......................................18




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                      TRANSFER AGENCY AND SERVICE AGREEMENT

AGREEMENT made as of the 17th day of December, 2002, by and between WESTCORE TRUST, a Massachusetts business trust, having its principal office and place of business at 370 17th Street, Suite 3100, Denver, Colorado 80202 (the "Fund"), and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company having its principal office and place of business at 225 Franklin Street, Boston, Massachusetts 02110 (the "Transfer Agent").

WHEREAS, the Fund is authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets;

WHEREAS, the Fund presently offers shares in 11 # series, such series shall be named in the attached Schedule A which may be amended by the parties from time to time (each such series, together with all other series subsequently established by the Fund and made subject to this Agreement in accordance with
Section 16, being herein referred to as a "Portfolio", and collectively as the "Portfolios"); and

WHEREAS, the Fund on behalf of the Portfolios desires to appoint the Transfer Agent as its transfer agent, dividend disbursing agent, custodian of certain retirement plans and agent in connection with certain other activities, and the Transfer Agent desires to accept such appointment.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1. Terms of Appointment and Duties

   1.1 Transfer Agency Services. Subject to the terms and conditions set forth in this Agreement, the Fund, on behalf of the Portfolios, hereby employs and appoints the Transfer Agent to act as, and the Transfer Agent agrees to act as its transfer agent for the Fund's authorized and issued shares of its beneficial interest ("Shares"), dividend disbursing agent, custodian of certain retirement plans and agent in connection with any accumulation, open-account or similar plan provided to the shareholders of each of the respective Portfolios of the Fund ("Shareholders") and set out in the currently effective prospectus and statement of additional information ("prospectus") of the Fund on behalf of the applicable Portfolio, including without limitation any periodic investment plan or periodic withdrawal program. In accordance with procedures established from time to time by agreement between the Fund on behalf of each of the Portfolios, as applicable and the Transfer Agent, the Transfer Agent agrees that it will perform the following services:

         (a) Receive for acceptance, orders for the purchase of Shares, and promptly deliver payment and appropriate documentation thereof to the Custodian of the Fund authorized pursuant to the Declaration of Trust of the Fund (the "Custodian");

         (b) Pursuant to purchase orders, issue the appropriate number of Shares and hold such Shares in the appropriate Shareholder account;
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         (c)  Receive  for   acceptance   redemption   requests  and  redemption
         directions and deliver the appropriate documentation thereof to the Custodian;

         (d) In respect to the transactions in items (a), (b) and (c) above, the Transfer Agent shall execute transactions directly with broker-dealers and other financial institutions authorized by the Fund who shall thereby be deemed to be acting on behalf of the Fund;

         (e) At the appropriate time as and when it receives monies paid to it by the Custodian with respect to any redemption, pay over or cause to be paid over in the appropriate manner such monies as instructed by the redeeming Shareholders;

         (f) Effect transfers of Shares by the registered owners thereof upon receipt of appropriate instructions;

         (g) Prepare and transmit payments for dividends and distributions declared by the Fund on behalf of the applicable Portfolio;

         (h) Issue replacement certificates for those certificates alleged to have been lost, stolen or destroyed upon receipt by the Transfer Agent of indemnification satisfactory to the Transfer Agent and protecting the Transfer Agent and the Fund, and the Transfer Agent at its option, may issue replacement certificates in place of mutilated stock certificates upon presentation thereof and without such indemnity;

         (i) Maintain records of account for and advise the Fund and its Shareholders as to the foregoing; and

         (j) Record the issuance of Shares of the Fund and maintain pursuant to SEC Rule 17Ad-10(e) a record of the total number of Shares of the Fund which are authorized, based upon data provided to it by the Fund, and issued and outstanding. The Transfer Agent shall also provide the Fund on a regular basis with the total number of Shares which are authorized and issued and outstanding and shall have no obligation, when recording the issuance of Shares, to monitor the issuance of such Shares or to take cognizance of any laws relating to the issue or sale of such Shares, which functions shall be the sole responsibility of the Fund.

   1.2 Additional Services. In addition to, and neither in lieu nor in contravention of, the services set forth in the above paragraph, the Transfer Agent shall perform the following services:

         (a) Other Customary Services. Perform the customary services of a transfer agent, dividend disbursing agent, custodian of certain retirement plans and, as relevant, agent in connection with accumulation, open-account or similar plan (including without limitation any periodic investment plan or periodic withdrawal program), including but not limited to: maintaining all Shareholder accounts, preparing Shareholder meeting lists, mailing Shareholder proxies, Shareholder reports and prospectuses to current Shareholders, withholding taxes on U.S. resident and non-resident alien accounts and maintaining records with respect to such withholding, preparing and filing U.S. Treasury Department Forms 1099 and other appropriate forms required with respect to dividends and distributions by federal authorities for all Shareholders, preparing and

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         mailing  confirmation  forms and statements of account to  Shareholders for all purchases and redemptions of Shares and other confirmable transactions in Shareholder accounts, preparing and mailing activity
         statements  for  Shareholders,   and  providing   Shareholder   account
         information;

         (b) Control Book (also known as "Super Sheet"). Maintain a daily record and produce a daily report for the Fund of all transactions and receipts and disbursements of money and securities and deliver a copy of such report for the Fund for each business day to the Fund no later than 9:00 AM Eastern Time, or such earlier time as the Fund may reasonably require, on the next business day;

         (c) "Blue Sky" Reporting. The Fund shall (i) identify to the Transfer Agent in writing those transactions and assets to be treated as exempt from blue sky reporting for each State and (ii) verify the establishment of transactions for each State on the system prior to activation and thereafter monitor the daily activity for each State. The responsibility of the Transfer Agent for the Fund's blue sky State registration status is solely limited to the initial establishment of transactions subject to blue sky compliance by the Fund and providing a system which will enable the Fund to monitor the total number of Shares sold in each State;

         (d) National Securities Clearing Corporation (the "NSCC"). (i) accept and effectuate the registration and maintenance of accounts through Networking and the purchase, redemption, transfer and exchange of shares in such accounts through Fund/SERV (Networking and Fund/SERV being programs operated by the NSCC on behalf of NSCC's participants, including the Fund), in accordance with, instructions transmitted to and received by the Transfer Agent by transmission from NSCC on behalf of broker-dealers and banks which have been established by, or in accordance with the instructions of authorized persons, as hereinafter defined on the dealer file maintained by the Transfer Agent; (ii) issue instructions to Fund's banks for the settlement of transactions between the Fund and NSCC (acting on behalf of its broker-dealer and bank participants); (iii) provide account and transaction information from the affected Fund's records on DST Systems, Inc. computer system TA2000 ("TA2000 System") in accordance with NSCC's Networking and Fund/SERV rules for those broker-dealers; and (iv) maintain Shareholder accounts on TA2000 System through Networking;

         (e) New Procedures. New procedures as to who shall provide certain of these services in Section 1 may be established in writing from time to time by agreement between the Fund and the Transfer Agent. Pursuant to such agreement the Transfer Agent may at times perform only a portion of these services and the Fund or its agent may perform these services on the Fund's behalf; and

2.  Financial   Intermediaries  and  Third  Party   Administrators  for  Defined
Contribution Plans

2.1 The Shares will be available through Financial Intermediaries ("FI") who provide shareholder services for their clients and who may hold their clients' assets in omnibus accounts or level 3 networking accounts ("FI Accounts"). For FI Accounts administered by third party administrators for defined contribution plans, the procedures set forth in Section 2.4 shall apply.

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2.2      In  accordance  with  the  procedures  agreed  upon by the Fund and the
         Transfer Agent in Schedule 2.1, the Transfer Agent shall:

         (a) Treat FI Accounts as omnibus accounts unless otherwise requested by the Fund (either on a case-by-case basis or according to guidelines agreed upon by the Fund and the Transfer Agent);

         (b) Maintain omnibus accounts on its records in the name of the FIs for the benefit of their clients; and

         (c) Perform all services under Section 1 as transfer agent of the Funds and not as recordkeepers or trustees for the FI Accounts.

2.3 The Fund may decide to make available to certain of its customers, a qualified plan program (the "Program") pursuant to which the customers ("Employers") may adopt certain plans of deferred compensation ("Plan or Plans") for the benefit of the individual Plan participant (the "Plan Participant"), such Plan(s) being qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended ("Code") and administered by third party administrators which may be plan administrators as defined in the Employee Retirement Income Security Act of 1974, as amended (the "TPA(s)").

2.4      In accordance with the procedures  established in the initial  Schedule
         2.1 entitled "Financial Intermediaries and Third Party Administrator Procedures", as may be amended by the Fund and the Transfer Agent from time to time ("Schedule 2.1"), the Transfer Agent shall:

         (a) Treat Shareholder accounts established by the Plans in the name of the trustees, Plans or TPAs as the case may be as omnibus accounts;

         (b) Maintain omnibus accounts on its records in the name of the TPA or its designee as the Trustee for the benefit of the Plan; and

         (c) Perform all services under Section 1 as transfer agent of the Funds and not as a record-keeper for the Plans.

2.5      Transactions  identified  under Section 2.5 of this Agreement  shall be
         deemed   exception   services   ("Exception    Services")   when   such
         transactions:

         (a) Require the Transfer Agent to use methods and procedures other than those usually employed by the Transfer Agent to perform services under Section 1 of this Agreement.

         (b) Involve the provision of information to the Transfer Agent after the commencement of the nightly processing cycle of the TA2000 System; or

         (c) Require more manual intervention by the Transfer Agent, either in the entry of data or in the modification or amendment of reports generated by the TA2000 System than is usually required by non-retirement plan and pre-nightly transactions.

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3. Fees and Expenses

3.1 Fee Schedule. For the performance by the Transfer Agent pursuant to this Agreement, the Fund agrees to pay the Transfer Agent an annual maintenance fee for each Shareholder account as set forth in the attached fee schedule ("Schedule 3.1"). Such fees and out-of-pocket expenses and advances identified under Section 3.2 below may be changed from time to time subject to mutual written agreement between the Fund and the Transfer Agent.

3.2 Out-of-Pocket Expenses. In addition to the fee paid under Section 3.1 above, the Fund agrees to reimburse the Transfer Agent for reasonable out-of-pocket expenses, including but not limited to confirmation production, postage, forms, telephone, microfilm, microfiche, mailing and tabulating proxies, records storage, or advances incurred by the Transfer Agent for the items set out in Schedule 3.1 attached hereto. In addition, any other expenses incurred by the Transfer Agent at the request or with the consent of the Fund, will be reimbursed by the Fund.

3.3 Postage. Postage for mailing of dividends, proxies, Fund reports and other mailings to all shareholder accounts shall be advanced to the Transfer Agent by the Fund at least seven (7) days prior to the mailing date of such materials.

3.4 Invoices. The Fund agrees to pay all fees and reimbursable expenses within thirty (30) days following the receipt of the respective billing notice, except for any fees or expenses that are subject to good faith dispute. In the event of such a dispute, the Fund may only withhold that portion of the fee or expense subject to the good faith dispute. The Fund shall notify the Transfer Agent in writing within twenty-one
         (21) calendar days following the receipt of each billing notice if the Fund is disputing any amounts in good faith. If the Fund does not provide such notice of dispute within the required time, the billing notice will be deemed accepted by the Fund. The Fund shall settle such disputed amounts within ten (10) business days from the day on which the parties agree on the amount to be paid, or at such later date as may be agreed upon by the Transfer Agent, by payment of the agreed amount. If no agreement is reached, then such disputed amounts shall be settled as may be required by law or legal process.

3.5 Cost of Living Adjustment. Following each term, unless the parties shall otherwise agree and provided that the service mix and volumes remain consistent as previously provided in the previous term, the total fee for all services shall equal the fee that would be charged for the same services based on a fee rate (as reflected in a fee rate schedule) increased by the percentage increase for the twelve-month period of such previous calendar year of the Consumer Price Index for Urban Wage Earners and Clerical Workers, for the Boston area, as published bimonthly by the United States Department of Labor, Bureau of Labor Statistics, or, in the event that publication of such Index is terminated, any successor or substitute index, appropriately adjusted, acceptable to both parties.

3.6 Late Payments. If any undisputed amount in an invoice of the Transfer Agent (for fees or reimbursable expenses) is not paid when due, the Fund shall pay the Transfer Agent interest thereon (from the due date to the date of payment) at a per annum rate equal to

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         one  percent  (1.0%)  plus the Prime  Rate  (that is,  the base rate on corporate loans posted by large domestic banks) published by The Wall Street Journal (or, in the event such rate is not so published, a reasonably equivalent published rate selected by the Fund) on the first day of publication during the month when such amount was due. Notwithstanding any other provision hereof, such interest rate shall be no greater than permitted under applicable provisions of Massachusetts law.

4. Representations and Warranties of the Transfer Agent

The Transfer Agent represents and warrants to the Fund that:

   4.1 It is a trust company duly organized and existing and in good standing under the laws of The Commonwealth of Massachusetts.

   4.2 It is duly qualified to carry on its business in The Commonwealth of Massachusetts.

   4.3 It is empowered under applicable laws and by its Charter and By-Laws to enter into and perform this Agreement.

   4.4 All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

   4.5 It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

   4.6 It is registered as a transfer agent under the Securities Exchange Act of 1934, as amended.

5. Representations and Warranties of the Fund

The Fund represents and warrants to the Transfer Agent that:

   5.1 It is a business trust duly organized and existing and in good standing under the laws of the Commonwealth of Massachusetts.

   5.2 It is empowered under applicable laws and by its Declaration of Trust and Code of Regulations to enter into and perform this Agreement.

   5.3 All trust proceedings required by said Declaration of Trust and Code of Regulations have been taken to authorize it to enter into and perform this Agreement.

   5.4 It is an open-end management investment company registered under the Investment Company Act of 1940, as amended.

   5.5 A registration statement under the Securities Act of 1933, as amended is currently effective and will remain effective, and appropriate state securities law filings have been made and will continue to be made, with respect to all Shares of the Fund being offered for sale.

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6. Wire Transfer Operating Guidelines/Articles 4A of the Uniform Commercial Code

   6.1 Obligation of Sender. The Transfer Agent is authorized to promptly debit the appropriate Fund account(s) upon the receipt of a payment order in compliance with the selected security procedure (the "Security Procedure") chosen for funds transfer and in the amount of money that the Transfer Agent has been instructed to transfer. The Transfer Agent shall execute payment orders in compliance with the Security Procedure and with the Fund instructions on the execution date provided that such payment order is received by the customary deadline for processing such a request, unless the payment order specifies a later time. All payment orders and communications received after the customary deadline will be deemed to have been received the next business day.

   6.2 Security Procedure. The Fund acknowledges that the Security Procedure it has designated on the Fund Selection Form was selected by the Fund from security procedures offered by the Transfer Agent. The Fund shall restrict access to confidential information relating to the Security Procedure to authorized persons as communicated to the Transfer Agent in writing. The Fund must notify the Transfer Agent immediately if it has reason to believe unauthorized persons may have obtained access to such information or of any change in the Fund's authorized personnel. The Transfer Agent shall verify the authenticity of all Fund instructions according to the Security Procedure.

   6.3 Account Numbers. The Transfer Agent shall process all payment orders on the basis of the account number contained in the payment order. In the event of a discrepancy between any name indicated on the payment order and the account number, the account number shall take precedence and govern.

   6.4 Rejection. The Transfer Agent reserves the right to decline to process or delay the processing of a payment order which (a) is in excess of the collected balance in the account to be charged at the time of the Transfer Agent's receipt of such payment order; (b) if initiating such payment order would cause the Transfer Agent, in the Transfer Agent's sole judgement, to exceed any volume, aggregate dollar, network, time, credit or similar limits which are applicable to the Transfer Agent; or
         (c) if the Transfer Agent, in good faith, is unable to satisfy itself that the transaction has been properly authorized.

   6.5 Cancellation Amendment. The Transfer Agent shall use reasonable best efforts to act on all authorized requests to cancel or amend payment orders received in compliance with the Security Procedure provided that such requests are received in a timely manner affording the Transfer Agent reasonable opportunity to act. However, the Transfer Agent assumes no liability if the request for amendment or cancellation cannot be satisfied.

   6.6 Errors. The Transfer Agent shall assume no responsibility for failure to detect any erroneous payment order provided that the Transfer Agent complies with the payment order instructions as received and the Transfer Agent complies with the Security Procedure. The Security Procedure is established for the purpose of authenticating payment orders only and not for the detection of errors in payment orders.

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

   6.7 Interest. The Transfer Agent shall assume no responsibility for lost interest with respect to the refundable amount of any unauthorized payment order, unless the Transfer Agent is notified of the unauthorized payment order within thirty (30) days of notification by the Transfer Agent of the acceptance of such payment order.

   6.8 ACH Credit Entries/Provisional Payments. When the Fund initiates or receives Automated Clearing House credit and debit entries pursuant to these guidelines and the rules of the National Automated Clearing House Association and the New England Clearing House Association, the
         Transfer Agent will act as an Originating Depository Financial Institution and/or Receiving Depository Financial Institution, as the case may be, with respect to such entries. Credits given by the Transfer Agent with respect to an ACH credit entry are provisional until the Transfer Agent receives final settlement for such entry from the Federal Reserve Bank. If the Transfer Agent does not receive such final settlement, the Fund agrees that the Transfer Agent shall receive a refund of the amount credited to the Fund in connection with such entry, and the party making payment to the Fund via such entry shall not be deemed to have paid the amount of the entry.

   6.9 Confirmation. Confirmation of Transfer Agent's execution of payment orders shall ordinarily be provided within twenty four (24) hours notice of which may be delivered through the Transfer Agent's proprietary information systems, or by facsimile or call-back. Fund must report any objections to the execution of an order within thirty
         (30) days.

7. Data Access and Proprietary Information

   7.1 The Fund acknowledges that the databases, computer programs, screen formats, report formats, interactive design techniques, and documentation manuals furnished to the Fund by the Transfer Agent as part of the Fund's ability to access certain Fund-related data ("Customer Data") maintained by the Transfer Agent on databases under the control and ownership of the Transfer Agent or other third party ("Data Access Services") constitute copyrighted, trade secret, or other proprietary information (collectively, "Proprietary Information") of substantial value to the Transfer Agent or other third party. In no event shall Proprietary Information be deemed Customer Data. The Fund agrees to treat all Proprietary Information as proprietary to the Transfer Agent and further agrees that it shall not divulge any Proprietary Information to any person or organization except as may be provided hereunder. Without limiting the foregoing, the Fund agrees for itself and its employees and agents to:

         (a) Use such programs and databases (i) solely on computers of agents who have been authorized by the Fund, or (ii) solely from equipment at the location agreed to between the Fund and the Transfer Agent and
         (iii) solely in accordance with the Transfer Agent's applicable user documentation;

         (b) Refrain from copying or duplicating in any way (other than in the normal course of performing processing on the Fund's computer(s)), the Proprietary Information;

         (c) Refrain from obtaining unauthorized access to any portion of the Proprietary Information, and if such access is inadvertently obtained, to inform in a timely manner

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

         of such fact and dispose of such information in accordance with the Transfer Agent's instructions;

         (d) Refrain from causing or allowing information transmitted from the Transfer Agent's computer to the Fund's terminal to be retransmitted to any other computer terminal or other device except as expressly permitted by the Transfer Agent (such permission not to be unreasonably withheld);

         (e) Allow the Fund to have access only to those authorized transaction processing functions as agreed to between the Fund and the Transfer Agent; and

         (f) Honor all reasonable written requests made by the Transfer Agent to protect at the Transfer Agent's expense the rights of the Transfer Agent in Proprietary Information at common law, under federal copyright law and under other federal or state law.

   7.2 Proprietary Information shall not include all or any portion of any of the foregoing items that: (i) are or become publicly available without breach of this Agreement; (ii) are released for general disclosure by a written release by the Transfer Agent; or (iii) are already in the possession of the receiving party at the time of receipt without obligation of confidentiality or breach of this Agreement; (iv) are subsequently disclosed to a party hereto (or affiliates) on a non-confidential basis by a third party not having a confidential relationship with another party hereto (or its affiliates) which rightfully acquired such information; or (v) as independently developed by a party hereto.

   7.3 The Fund acknowledges that its obligation to protect the Transfer Agent's Proprietary Information is essential to the business interest of the Transfer Agent and that the disclosure of such Proprietary Information in breach of this Agreement would cause the Transfer Agent immediate, substantial and irreparable harm, the value of which would be extremely difficult to determine. Accordingly, the parties agree that, in addition to any other remedies that may be available in law, equity, or otherwise for the disclosure or use of the Proprietary Information in breach of this Agreement, the Transfer Agent shall be entitled to seek and obtain a temporary restraining order, injunctive relief, or other equitable relief against the continuance of such breach.

   7.4 If the Fund notifies the Transfer Agent that any of the Data Access Services do not operate in material compliance with the most recently issued user documentation for such services, the Transfer Agent shall make reasonable best efforts to correct such failure in a timely manner. Organizations from which the Transfer Agent may obtain certain data included in the Data Access Services are solely responsible for the contents of such data and the Fund agrees to make no claim against the Transfer Agent arising out of the contents of such third-party data, including, but not limited to, the accuracy thereof. The Transfer Agent agrees to comply with all reasonable requests for assistance from the Fund in resolving any claim or other discrepancy the Fund may have with such third party organizations DATA ACCESS SERVICES AND ALL COMPUTER PROGRAMS AND SOFTWARE SPECIFICATIONS USED IN CONNECTION THEREWITH ARE PROVIDED ON AN AS IS, AS AVAILABLE BASIS. PROVIDED THAT THE TRANSFER AGENT SHALL CONTINUE TO BE RESPONSIBLE FOR ANY DELAY IN OR OTHER FAILURE OR PERFORMANCE THAT ARISES AS A RESULT OF A MATTER REASONABLY WITHIN THE

         TRANSFER AGENT'S CONTROL. THE TRANSFER AGENT EXPRESSLY DISCLAIMS ALL WARRANTIES EXCEPT THOSE EXPRESSLY STATED HEREIN INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

   7.5 If the transactions available to the Fund include the ability to originate electronic instructions to the Transfer Agent in order to (i) effect the transfer or movement of cash or Shares or (ii) transmit Shareholder information or other information, then in such event the Transfer Agent shall be entitled to rely on the validity and authenticity of such instruction without undertaking any further inquiry as long as such instruction is undertaken in conformity with reasonable security procedures established by the Transfer Agent from time to time.

   7.6 Each party shall take reasonable efforts to advise its employees of their obligations pursuant to this Section 7. The obligations of this Section shall survive any earlier termination of this Agreement.

8. Indemnification

   8.1 The Transfer Agent shall not be responsible for, and the Fund shall indemnify and hold the Transfer Agent harmless from and against, any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of or attributable to:

         (a) All actions of the Transfer Agent or its agents or subcontractors required to be taken pursuant to this Agreement (including the defense of any law suit in which the Transfer Agent or affiliate is a named party), provided that such actions are taken in good faith and without negligence or willful misconduct;

         (b)  The Fund's lack of good faith, negligence or willful misconduct;

         (c) The reliance upon, and any subsequent use of or action taken or omitted, by the Transfer Agent, or its agents or subcontractors on: (i) any information, records, documents, data, stock certificates or services, which are received by the Transfer Agent or its agents or subcontractors by machine readable input, facsimile, CRT data entry, electronic instructions or other similar means authorized by the Fund in writing, and which have been prepared, maintained or performed by the Fund or any other person or firm on behalf of the Fund including but not limited to any broker-dealer, TPA or previous transfer agent;
         (ii) any instructions or requests of the Fund or any of its officers reasonably believed by the Transfer Agent to be authorized by the Fund's Board of Trustees; (iii) any instructions or opinions of legal counsel with respect to any matter arising in connection with the services to be performed by the Transfer Agent under this Agreement which are provided to the Transfer Agent after consultation with such legal counsel; or (iv) any paper or document, reasonably believed to be genuine, authentic, and signed by the proper person or persons;

         (d) The offer or sale of Shares in violation of federal or state securities laws or regulations requiring that such Shares be registered or in violation of any stop order or other determination or ruling by any federal or any state agency with respect to the offer or sale of such Shares;

         (e) The negotiation and processing of any checks including without limitation for deposit into the Fund's demand deposit account maintained by the Transfer Agent, excluding checks not made payable to the order of the Fund, the Fund's management company, custodian, transfer agent or distributor or the retirement account custodian or trustee for a plan account investing in Shares (such checks are commonly known as "third party checks") which checks are tendered to the Bank for the purchase of Shares; or

         (f) Upon the Fund's request entering into any agreements required by the NSCC for the transmission of Fund or Shareholder data through the NSCC clearing systems.

   8.2 In order that the indemnification provisions contained in this Section 8 shall apply, upon the assertion of a claim for which the Fund may be required to indemnify the Transfer Agent, the Transfer Agent shall promptly notify the Fund of such assertion, and shall keep the Fund advised with respect to all developments concerning such claim. The Fund shall have the option to participate with the Transfer Agent in the defense of such claim or to defend against said claim in its own name or in the name of the Transfer Agent. The Transfer Agent shall in no case confess any claim or make any compromise in any case in which the Fund may be required to indemnify the Transfer Agent except with the Fund's prior written consent.

9. Standard of Care

         The Transfer Agent shall at all times act in good faith and agrees to use its best efforts within reasonable limits to ensure the accuracy of all services performed under this Agreement, but assumes no responsibility and shall not be liable for loss or damage due to errors, including encoding and payment processing errors, unless said errors are caused by its negligence, bad faith, or willful misconduct or that of its employees or agents. According to mutually agreed upon procedures, the Transfer Agent agrees to use reasonable efforts with regard to the processing of investments checks. The parties agree that any encoding or payment processing errors shall be governed by this standard of care and Section 4-209 of the Uniform Commercial Code is superseded by Section 9 of this Agreement. This standard of care also shall apply to Exception Services, as defined in Section 2.5 herein, but such application shall take into consideration the manual processing  involved  in,  and  time  sensitive  nature  of,  Exception
         Services.

10. Confidentiality

   10.1 The Transfer Agent and the Fund agree that they will not, at any time during the term of this Agreement or after its termination, reveal, divulge, or make known to any person, firm, corporation or other business organization, any Shareholders' or customers' lists, trade secrets, cost figures and projections, profit figures and projections, or any personal information of the Fund's shareholders or other secret or confidential information whatsoever, whether of the Transfer Agent or of the Fund, used or gained by the Transfer Agent or the Fund during performance under this Agreement. For purposes of this Agreement, Confidential Information shall also include:

         (a) Any data or information that is competitively sensitive material, and not generally known to the public, including but not limited to, information about product plans, marketing strategies, finance, operations, customer relationship, customer profiles, Shareholder personal information, sales estimates, business plans, and internal performance results relating to the past, present or future business activities of the Fund or the Transfer Agent, their respective affiliates and customers, shareholders, clients and suppliers of any of them;

         (b) Any scientific or technical information, design, process, procedure, formula, or improvement that is commercially valuable and secret in the sense that its confidentiality affords the Fund or the Transfer Agent a competitive advantage over its competitors;

         (c) All confidential or proprietary concepts, documentation, reports, data specifications, computer software, source code, object code, flow charts, databases, inventions, know-how and trade secrets, whether or not patentable or copyrightable; and

         (d) Information that the Fund is required to keep confidential pursuant to agreements with third party service providers.

         Confidential information shall not include all or any portion of any of the foregoing items that: (i) are or become publicly available without breach of this Agreement; (ii) are released for general disclosure by a written release by the Transfer Agent or the Fund, as the case may be;
         (iii) are already in the possession of the receiving party at the time of receipt without obligation of confidentiality or breach of this Agreement; (iv) are subsequently disclosed to a party hereto on a non-confidential basis by a third party that is not bound by an agreement of non disclosure or confidentiality with another party hereto or its affiliates, which rightfully acquired such information; or (v) are independently developed by a party hereto.

         The Fund and the Transfer Agent further covenant and agree to retain all such knowledge and information acquired during and after the term of this Agreement respecting such lists, trade secrets, or any secret or confidential information whatsoever in trust for the sole benefit of the Transfer Agent or the Fund and their successors and assigns. In the event of breach of the foregoing by either party, the remedies provided by Section 7.3 shall be available to the party whose confidential information is disclosed in addition to any other remedies permitted by law. The above prohibition of disclosure shall not apply to the extent that the Transfer Agent must disclose such data to its sub-contractor or Fund agent for purposes of providing services under this Agreement.

   10.2 In the event that any requests or demands are made for the inspection of the Shareholder records of the Fund, other than request for records of Shareholders pursuant to standard subpoenas from state or federal government authorities (i.e., divorce and criminal actions), the Transfer Agent will use reasonable efforts to notify the Fund to the extent legally permitted and to secure instructions from an authorized officer of the Fund as to such inspection. The Transfer Agent expressly reserves the right, however, to exhibit the Shareholder records to any person whenever it is advised by counsel that it may be held liable for the failure to exhibit the Shareholder records to such person or if required by law or court order.

   10.3 The Fund and the Transfer Agent shall each comply with all applicable laws, rules and regulations relating to privacy, confidentiality, data security and the handling of personal financial information applicable to it that may be established from time to time, including but not limited to the Gramm-Leach-Bliley Act and Securities and Exchange Commission Regulation S-P (17 CFR Part 248) promulgated thereunder.

11. Covenants of the Fund and the Transfer Agent

   11.1  The Fund shall promptly furnish to the Transfer Agent the following:

         (a) A certified copy of the resolution of the Board of Trustees of the Fund authorizing the appointment of the Transfer Agent and the execution and delivery of this Agreement; and

         (b) A copy of the Declaration of Trust and By-Laws of the Fund and all amendments thereto.

   11.2 The Transfer Agent hereby agrees to establish and maintain facilities and procedures reasonably acceptable to the Fund for safekeeping of stock certificates, check forms and facsimile signature imprinting devices, if any; and for the preparation or use, and for keeping account of, such certificates, forms and devices.

   11.3 The Transfer Agent shall keep records relating to the services to be performed hereunder, in the form and manner as it may deem advisable as required by applicable laws, rules and regulations. To the extent required by Section 31 of the Investment Company Act of 1940, as amended, and the Rules thereunder, the Transfer Agent agrees that all such records prepared or maintained by the Transfer Agent relating to the services to be performed by the Transfer Agent hereunder are the property of the Fund and will be preserved, maintained and made available in accordance with such Section and Rules, and will be surrendered promptly to the Fund on and in accordance with its request.

   11.4 The Transfer Agent shall provide assistance to and cooperate with the Fund's internal or external auditors in connection with any Fund-directed audits. The Transfer Agent shall provide such assistance in accordance with reasonable procedures and at reasonable frequencies, which shall not exceed twice each calendar year unless otherwise agreed to by the parties, and the Fund shall provide reasonable advance notice to the Transfer Agent of such audits. For purposes of such audits, at the request of the Fund, the Transfer Agent will use reasonable efforts to make available, during normal business hours, all required records, data and operating processes for review by such auditors. On an annual basis, the Transfer Agent will provide the Fund with copies of its SAS 70 report. The Fund understands and agrees that its auditors will be required by the Transfer Agent to execute a confidentiality agreement prior to being given access to such records, data and operating processes.

12. Termination of Agreement

   12.1 Term. The term of this Agreement shall be one (1) year ("term") from the date first stated above unless terminated pursuant to the provisions of this Section 12. This Agreement will renew automatically from year to year. This Agreement may be terminated by either party upon ninety (90) days' written notice to the other party. No later than ninety (90) days before the expiration of each term the parties to this Agreement will agree upon a Fee Schedule for the upcoming term. Otherwise, the fees shall be increased pursuant to Section 3.5 of this Agreement. In the event of the termination of this Agreement, the terms of this Agreement shall continue in effect until the date that the Deconversion (defined below) of the Fund is completed.

   12.2 Early Termination; Deconversion. In the event that this Agreement is terminated, the Transfer Agent agrees that, in order to provide for uninterrupted service to the Fund, the Transfer Agent, at the Fund's request, shall offer reasonable assistance to the Fund in converting the records of the Fund from the Transfer Agent's systems to whatever services or systems are selected by the Fund (the "Deconversion"). As used herein "reasonable assistance" and "transitional assistance" shall not include requiring the Transfer Agent (i) to assist any new service or system provider (the "new agent") to modify, to alter, to enhance, or to improve the new agent's system, or to provide any new functionality to the new agent's system, (ii) to disclose any Proprietary Information of the Transfer Agent, or (iii) to develop Deconversion software, to modify any Transfer Agent software, or to otherwise alter the format of the data as maintained on any Transfer Agent's systems. Notwithstanding anything contained in this Agreement to the contrary, should the Fund desire to carry out such Deconversion prior to the expiration of the term or without the required notice, the Transfer Agent shall make a good faith effort to facilitate the conversion on such date; however, there can be no guarantee or assurance that the Transfer Agent will be able to complete a Deconversion by such requested date.

   12.3 Fees and Expenses upon Termination. During the term of this Agreement, should either party exercise its right to terminate, all reasonable out-of-pocket expenses or costs associated with the movement of records and material will be borne by the Fund. Additionally, the Transfer Agent reserves the right to charge for any other reasonable expenses associated with such termination. In the event of termination of this Agreement, the Fund agrees to pay the Transfer Agent promptly all amounts due the Transfer Agent hereunder for services performed and reasonable out-of-pocket expenditures incurred prior to such termination.

   12.4 Confidential Information. Upon termination of this Agreement, each party shall return to the other party all copies of confidential or proprietary materials or information received from such other party hereunder, other than materials or information required to be retained by such party under applicable laws or regulations.

   12.5 Termination by the Fund. The Fund, in addition to any other rights and remedies, shall have the right to terminate this Agreement upon the occurrence of (i) the bankruptcy of the Transfer Agent or the appointment of a receiver therefor if such proceedings are not dismissed within 21 days of being brought, or (ii) the material failure by the Transfer Agent to perform its duties and obligations under this Agreement or a material breach of this Agreement by the Transfer Agent. With respect to (i), the termination shall be effective at any time specified in a written notice from the Fund to the Transfer Agent. With respect to (ii), the Fund shall provide the Transfer Agent with written notice identifying such failure or breach and stating its intention to terminate the Agreement in ninety (90) days from the date of such notice if such failure or breach has not been cured by the Transfer Agent within thirty (30) days after receipt of such written notice from the Fund.

   12.6 Termination by the Transfer Agent. The Transfer Agent, in addition to any other rights and remedies, shall have the right to terminate this Agreement upon the occurrence at any time of (i) the bankruptcy of the Fund or the appointment of a receiver therefor if such proceedings are not dismissed within 21 days of being brought, or (ii) the material failure by the Fund to perform its duties and obligations under this Agreement or a material breach of this Agreement by the Fund. With respect to (i), the termination shall be effective at any time specified in a written notice from the Transfer Agent to the Fund. With respect to (ii), the Transfer Agent shall provide the Fund with written notice identifying such failure or breach and stating its intention to terminate the Agreement in ninety (90) days from the date of such notice if such failure or breach has not been cured by the Fund within thirty (30) days after receipt of such written notice from the Transfer Agent.

13. Assignment and Third Party Beneficiaries

   13.1 Except as provided in Section 14.1 below neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the written consent of the other party. Any attempt to do so in violation of this Section shall be void. Unless specifically stated to the contrary in any written consent to an assignment, no assignment will release or discharge the assignor from any duty or responsibility under this Agreement.

   13.2 Except as explicitly stated elsewhere in this Agreement, nothing under this Agreement shall be construed to give any rights or benefits in this Agreement to anyone other than the Transfer Agent and the Fund, and the duties and responsibilities undertaken pursuant to this Agreement shall be for the sole and exclusive benefit of the Transfer Agent and the Fund. This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

   13.3 This Agreement does not constitute an agreement for a partnership or joint venture between the Transfer Agent and the Fund. Other than as provided in Section 14.1 and Schedule 1.2(f), neither party shall make any commitments with third parties that are binding on the other party without the other party's prior written consent.

14. Subcontractors

   14.1 The Transfer Agent may, without further consent on the part of the Fund, subcontract for the performance hereof with (i) Boston Financial Data Services, Inc., a Massachusetts corporation ("Boston Financial") which is duly registered as a transfer agent pursuant to Section 17A(c)(2) of the Securities Exchange Act of 1934, as amended, (ii) a Boston Financial subsidiary duly registered as a transfer agent or
         (iii) a Boston Financial affiliate duly registered as a transfer agent; provided, however, that the

         Transfer Agent shall be fully responsible to the Fund for the acts and omissions of Boston Financial or its subsidiary or affiliate as it is for its own acts and omissions.

   14.2 Nothing herein shall impose any duty upon the Transfer Agent in connection with or make the Transfer Agent liable for the actions or omissions to act of unaffiliated third parties such as by way of example and not limitation, Airborne Services, Federal Express, United Parcel Service, the U.S. Mails, the NSCC and telecommunication companies, provided, if the Transfer Agent selected such company, the Transfer Agent shall have exercised due care in selecting the same.

15. Miscellaneous

   15.1 Amendment. This Agreement may be amended or modified by a written agreement executed by both parties and, if material, authorized or approved by a resolution of the Board of Trustees of the Fund.

   15.2 Massachusetts Law to Apply. This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of The Commonwealth of Massachusetts.

   15.3 Force Majeure. In the event either party is unable to perform its obligations under the terms of this Agreement because of acts of God, strikes, equipment or transmission failure or damage reasonably beyond its control, or other causes reasonably beyond its control, such party shall not be liable for damages to the other for any damages resulting from such failure to perform or otherwise from such causes. In the event of a disaster rendering the Transfer Agent's systems or facilities inoperable, the Transfer Agent will use all reasonable efforts to continue to provide services to the Fund in accordance with the Transfer Agent's then current Business Contingency plan, which includes such general back-up facilities as the Transfer Agent reasonably determines to be appropriate.

   15.4 Consequential Damages. Neither party to this Agreement shall be liable to the other party for special, indirect or consequential damages under any provision of this Agreement or for any special, indirect or consequential damages arising out of any act or failure to act hereunder.

   15.5 Survival. All provisions regarding indemnification, warranty, liability, and limits thereon, and confidentiality and/or protections of proprietary rights and trade secrets shall survive the termination of this Agreement.

   15.6 Severability. If any provision or provisions of this Agreement shall be held invalid, unlawful, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired.

   15.7 Priorities Clause. In the event of any conflict, discrepancy or ambiguity between the terms and conditions contained in this Agreement and any Schedules or attachments hereto, the terms and conditions contained in this Agreement shall take precedence.

   15.8 Waiver. No waiver by either party or any breach or default of any of the covenants or conditions herein contained and performed by the other party shall be construed as a waiver of any succeeding breach of the same or of any other covenant or condition.

   15.9 Merger of Agreement. This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.

   15.10 Counterparts. This Agreement may be executed by the parties hereto on any number of counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

   15.11.Reproduction of Documents. This Agreement and all schedules,  exhibits, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction shall likewise be admissible in evidence.

   15.12 Notices. All notices and other communications as required or permitted hereunder shall be in writing and sent by first class mail, postage prepaid, addressed as follows or to such other address or addresses of which the respective party shall have notified the other.

                           (a) If to State Street Bank and Trust Company, to:
                                    State Street Bank and Trust Company
                                    c/o Boston Financial Data Services, Inc.
                                    2 Heritage Drive, 4th Floor
                                    North Quincy, Massachusetts 02171
                                    Attention: Legal Department
                                    Fax: 617-483-2490

                                    With a copy to:
                                    Jennifer Amendolare
                                    Via Fax: 617-483-5423

                           (b)      If to the Fund, to:
                                    Attention: Jasper R. Frontz
                                    c/o Denver Investment Advisors LLC
                                    1225 Seventeenth Street, 26th Floor
                                    Denver, Colorado 80202
                                    Fax: 303-312-5194

                                    With a copy to:
                                    W. Bruce McConnel, Esq.
                                    Drinker Biddle & Reath LLP
                                    One Logan Square
                                    18th and Cherry Street
                                    Philadelphia, PA 19103-6996
                                    Fax: 215-988-2757

16. Additional Funds

         In the event that the Fund establishes one or more series of Shares, in addition to those listed on the attached Schedule A, with respect to which it desires to have the Transfer Agent render services as transfer agent under the terms hereof, it shall so notify the Transfer Agent in writing, and if the Transfer Agent agrees in writing to provide such services, such series of Shares shall become a Portfolio hereunder.

17. Limitations of Liability of the Trustees and Shareholders

         The names "Westcore Trust" and "Trustees of Westcore Trust" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under an Amended and Restated Declaration of Trust dated November 19, 1987 as amended July 16, 1990 and as may be further amended from time to time which is hereby referred to and a copy of which is on file at the office of the State Secretary of the Commonwealth of Massachusetts and the principle office of the Trust. The obligations of "Westcore Trust" entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders, or representatives of the Trust personally, but bind only the Trust Property, and all persons dealing with any class of shares of the Trust must look solely to the Trust Property belonging to such class for the enforcement of any claims against the Trust.



IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.



STATE STREET BANK AND TRUST COMPANY      WESTCORE TRUST

By:                                      By:
------------------------------------     --------------------------------------

Name: Joseph L. Hooley                   Name: Jeffrey D. Adams
------------------------------------     --------------------------------------

Title: Executive Vice President          Title: President
------------------------------------     --------------------------------------


Attest:                                  Attest:
------------------------------------     --------------------------------------

Name:                                    Name: Jasper R. Frontz
------------------------------------     --------------------------------------

                                   SCHEDULE A
                                    Fund List



Black Rock Money Market Fund

Growth Fund

Plus Bond Fund

MIDCO Growth Fund

Blue Chip Fund

Small Cap Opportunity Fund

Flexible Income Fund

Colorado Tax Exempt Fund

Mid Cap Opportunity Fund

International Frontier Fund

Small-Cap Growth Fund

Select Fund

                                  SCHEDULE 2.1

      FINANCIAL INTERMEDIARIES AND THIRD PARTY ADMINISTRATOR(S) PROCEDURES

                            Dated: December 17, 2002


Purpose: On each day on which both the New York Stock Exchange and the Fund are open for business (a "Business Day"), the FI/TPA(s) shall receive, on behalf of and as agent of the Fund, Instructions (as hereinafter defined) from their client/the Plan. Instructions shall mean as to each Fund (i) orders for the purchases of Shares, and (ii) requests for the redemption of Shares. Each Business Day on which the FI/TPA receives Instructions shall be a "Trade Date".

                                    The Fund has contracts  with FIs and/or TPAs
                                    to accept trades T+1. These procedures serve
                                    to document agreed upon deadlines to support
                                    the processing requirements for the Transfer
                                    Agent. These agreed-upon  procedures reflect
                                    the time frames that the  Transfer  Agent is
                                    following in its  day-to-day  operations and
                                    which  the Fund may  reasonably  expect  the
                                    Transfer Agent to generally apply; provided,
                                    however,   the   parties   agree   that  the
                                    procedural  time  frames are not  guaranteed
                                    and  may  not  be   achievable   under   all
                                    circumstances.  In the event that one of the
                                    foregoing  procedural time frames can not be
                                    met,  the  Transfer  Agent shall  notify the
                                    Fund  and  request   instructions   and  the
                                    parties shall coordinate and cooperate to resolve the matter.


Trade Notification:                 Notification of T+1 trading must be received
9:30 a.m. T+1                       via facsimile by the Transfer Agent no later
                                    than 9:30 ET in order to estimate. FI/TPA must call to verify receipt of facsimile.
                                    The Transfer Agent will notify FI/TPA if expected trade sheet is not received.**


Trade Estimate                      The    Transfer    Agent    will    estimate
10:30 a.m. T+1                      transaction(s)  based on trade notifications
                                    received by deadline using its estimate compiler system prior to the 10:30 a.m. ET estimate deadline.**

Purchase Settlement                 FI/TPA will send Federal Wires to the Fund's
3:00 p.m. T+1 (Best Efforts)        Demand  Deposit   Account  (DDA)  to  settle
                                    purchases, making a best effort by 3:00 p.m.
                                    ET on T+1.**

Redemption Settlement:              The   Transfer   Agent  will   release   the
1:00 p.m. T+1 (Best Efforts)        redemption  proceeds  via  Federal  Wire  to
                                    designated  Financial  Institution listed on
                                    the  FI/TPA  account  record,  making a best
                                    effort,  by  1:00  p.m.  ET  T+1  (with  the
                                    exception of Charles Schwab and Smith Barney
                                    that have a set  deadline of 1:00 PM and the
                                    Fidelity best efforts deadline of 12:00 p.m.
                                    ET).  If   redemption   trade   notification
                                    received  from  FI/TPA  exceeds  balance  of
                                    their   account  the  Transfer   Agent  will
                                    contact  FI/TPA  for   instruction.   If  an
                                    aggregate wire is used to settle  redemption
                                    proceeds  an   account/fund   breakdown   is
                                    provided to TPA if requested.


Confirmation:                       Confirmations  will  be  mailed  within  SEC
                                    standards.  FI/TPAs  are  given  access  via
                                    Vision, NSCC and Customer Service to obtain trade confirmation T+1 and account balance
                                    T+2. Statements must be provided to Fidelity monthly by 10th business day of the month following and quarterly for all FI/TPA by 15th of the month following quarter end.

Dividends:                          The FI/TPA  omnibus  accounts have dividends
                                    coded to reinvest in the Funds.  In order to
                                    support any cash  distribution  requests for
                                    the  FI/TPA  underlying   account  base  the
                                    FI/TPA must send a trade notification to the
                                    Transfer  Agent.  The  FI/TPA  will  provide
                                    trade  notification by estimate  deadline on
                                    next  business  day  following   receipt  of
                                    reinvest price per share to liquidate shares necessary to pay their customers with cash distributions. The Transfer Agent will treat these trade notifications as redemptions and follow the process indicated above.

Accounts Below Minimum/Inactive:    The  Transfer   Agent  will  not  close  any
                                    account due to the account balance falling below fund minimum or due to inactivity unless instructed by the Fund.



**Exceptions to the above deadlines would need to be approved by the Fund.




STATE STREET BANK AND TRUST COMPANY       WESTCORE TRUST

By:                                       By:
-------------------------------------     -----------------------------------

Name: Joseph L. Hooley                    Name: Jeffrey D. Adams
-------------------------------------     -----------------------------------

Title: Executive Vice President           Title: President
-------------------------------------     -----------------------------------

                                  SCHEDULE 3.1

                                  Fee Schedule

     Effective: December 17, 2002 through December 16, 2003 (the "Fee Term")

General:

Fees are billable on a monthly basis at the rate of 1/12 of the annual fee. A charge is made for an account in the month that an account opens or closes.

Annual Fund Base Fee:

         Growth Fund
         Plus Bond Fund
         MIDCO Growth Fund
         Blue Chip Fund
         Small Cap Opportunity Fund
         Flexible Income Fund
         Colorado Tax Exempt Fund
         Mid-Cap Opportunity Fund
         International Frontier Fund
         Small-Cap Growth Fund
         Select Fund

         Total for above Funds                              $ 212,000.00

         BlackRock Money Market Portfolio                   $  13,000.00
         Each Additional Cusip                              $  18,000.00


Annual Account Service Fee:

         Open Account Fee
         0 - (FIRST) 11,000                                  $14.00 per account
         11,001 and Greater                                  $12.00 per account
         Closed Account Fee                                  $ 1.50 per account

Activity Based Fees:

         New Account Setup                                   $ 4.00
         Telephone Calls                                     $ 2.50

IRA Fees:

Annual Maintenance                                           $10.00


Out-Of-Pocket Expenses:

Out-of-pocket Expenses include but are not limited to: confirmation production, postage, forms, telephone, microfilm, microfiche, mailing and tabulating proxies, records storage, or advances incurred by the Transfer Agent for the items set out in Schedule 3.1 attached hereto. In addition, any other expenses incurred by the Transfer Agent at the request or with the consent of the Fund, will be reimbursed by the Fund.




STATE STREET BANK AND TRUST COMPANY        WESTCORE TRUST

By:                                        By:
--------------------------------------     ----------------------------------

Name: Joseph L. Hooley                     Name:  Jeffrey D. Adams
--------------------------------------     ----------------------------------

Title: Executive Vice President            Title:   President
--------------------------------------     ----------------------------------


                                       2